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                                                                  EXHIBIT 4.2
                                                                  -----------
                                AMENDMENT NO. 2
                                      TO
                               RIGHTS AGREEMENT


          THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "Amendment") is entered
                                                          ---------
into as of November 3, 1998, between HOST MARRIOTT CORPORATION (the "Company"),
                                                                     -------
and THE BANK OF NEW YORK (the "Rights Agent").
                               ------------

          WHEREAS, the Company and the Rights Agent are party to a Rights Agreement, dated as of February 3, 1989 (as amended by Amendment No. 1 to Rights Agreement, dated as of October 8, 1993, the "Rights Agreement");
                                             ----------------

          WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement on the terms and conditions hereinafter set forth; and

          WHEREAS, for purposes of this Amendment, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Rights Agreement, as amended by this Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          1.  Certain Definitions.  Section 1 of the Rights Agreement is amended
              -------------------
by deleting the text of paragraph (ii) thereof and replacing it with the phrase "Intentionally Omitted.".

          2.  Redemption and Termination.  Section 23 of the Rights Agreement is
              --------------------------
amended as follows:

          (A) by deleting in the first sentence of clause (a) thereof the phrase "The Specified Directors, pursuant to a resolution adopted by a majority of the Specified Directors," and replacing it with the phrase "The Board, pursuant to a resolution adopted by two-thirds of the members of the Board,";

          (B) by deleting in each of the second and fourth sentences of clause
(a) thereof the phrase "the majority of Specified Directors" and replacing it in each such sentence with the phrase "two-thirds of the members of the Board";

          (C) by deleting in the fourth sentence of clause (a) thereof the phrase "with the concurrence of the Board" in its entirety;

          (D) by deleting in the first sentence of clause (b) thereof the phrase "the majority of Specified Directors" and replacing it with the phrase "two-thirds of the members of the Board"; and
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          (E) by deleting in the second sentence of clause (b) thereof the phrase "by the majority of Specified Directors" and replacing it with the phrase "by a two-thirds vote of the Board".

          3.  Supplements and Amendments.  Section 26 of the Rights Agreement is
              --------------------------
amended as follows:

          (A) by deleting in the first proviso to the second sentence thereof the phrase "a majority of the Specified Directors" and replacing it with the phrase "two-thirds of the Board"; and

          (B) by deleting in the third sentence thereof the phrase "if the Specified Directors so direct pursuant to a resolution adopted by a majority thereof" and replacing it with the phrase "if the Board so directs pursuant to a resolution adopted by two-thirds of the members of the Board".

          4.  Determinations and Actions by the Board of Directors, etc.
              ---------------------------------------------------------
Section 28 of the Rights Agreement is amended as follows:

          (A) by deleting in the second sentence thereof the phrase "Except as set forth in Sections 23 and 26 with respect to certain powers of the Specified Directors,"; and

          (B) by deleting in the second sentence thereof the phrase "the Board shall have the exclusive power" and replacing it with the phrase "The Board (acting, in certain specified circumstances, with the concurrence of two-thirds of the members of the Board) shall have the exclusive power".

          5.  Exhibit B to the Rights Agreement.  Exhibit B to the Rights
              ---------------------------------
Agreement ("Form of Rights Certificate") is amended by deleting the phrase "the majority of Specified Directors" each of the two times it appears in the sixth paragraph following the capitalized legend on the first page of Exhibit B and replacing it in each such place with the phrase "two-thirds of the members of the Board";

          6.  Exhibit C to the Rights Agreement.  Exhibit C to the Rights
              ---------------------------------
Agreement ("Summary of Rights to Purchase Preferred Stock") is amended as follows:

          (A) in the eleventh paragraph, (i) by deleting the phrase "the majority of Specified Directors" each of the two times it appears therein and replacing it in each such place with the phrase "two-thirds of the members of the Board", (ii) by deleting the phrase "with the concurrence of the Board of Directors" appearing therein, and (iii) by deleting the phrase "Specified Directors" appearing in the third sentence thereof and replacing it with the word "Board"; and

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          (B) in the thirteenth paragraph, by deleting the phrase "the majority of Specified Directors" appearing therein and replacing it with the phrase "two-thirds of the members of the Board".

          7.  Benefits.  Nothing in the Rights Agreement, as amended by this
              --------
Amendment, shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) any legal or equitable right, remedy or claim under the Rights Agreement, as amended by this Amendment; but the Rights Agreement, as amended by this Amendment, shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights certificates (and, prior to the Distribution Date, registered holders of Common Stock).

          8.  Descriptive Headings.  Descriptive headings of the several
              --------------------
Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          9.  Governing Law.  This Amendment shall be deemed to be a contract
              -------------
made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State.

          10.  Other Terms Unchanged.  The Rights Agreement, as amended by this
               ---------------------
Amendment, shall remain and continue in full force and effect and is in all respects agreed to, ratified and confirmed hereby. Any reference to the Rights Agreement after the date first set forth above shall be deemed to be a reference to the Rights Agreement, as amended by this Amendment.

          11.  Counterparts.  This Amendment may be executed in any number of
               ------------
counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:                                 HOST MARRIOTT CORPORATION


By: /s/ Susan E. Wallace                By: /s/ Christopher G. Townsend
   ------------------------------          -----------------------------------
  Name:  Susan E. Wallace                  Name:  Christopher G. Townsend
  Title:  Assistant Corporate Secretary    Title:  Senior Vice President,
                                                   General Counsel and
                                                   Corporate Secretary



Attest:                                 THE BANK OF NEW YORK


By: /s/ Robert Dietz                    By: /s/ Ralph Chianese
   ------------------------------          ----------------------------------
  Name: Robert Dietz                    Name:  Ralph Chianese
  Title:  Vice President                Title:  Vice President

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